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                                                                     EXHIBIT (5)






                                                  October 20, 2000



Pfizer Inc.
235 East 42nd Street
New York, NY  10017

Ladies and Gentlemen:

        In connection with the registration statement under the Securities Act of 1933, as amended, of $2,500,000,000 aggregate principal amount of debt securities (the "Securities") of Pfizer Inc., a Delaware corporation, I, as Vice President - Corporate Governance and Assistant Secretary of Pfizer, have examined such corporate records, certificates and other documents of Pfizer and such questions of law as I have considered relevant and necessary as a basis for my opinion.

        Based upon my review, I am of the opinion that:

     1. Pfizer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

     2. When the Registration Statement has become effective under the 1933 Act, the terms of the Securities and of their issue and sale have been duly established in conformity with the Indenture relating to the Securities so as to not violate any applicable law or agreement or instrument then binding on Pfizer, and the Securities have been duly executed, authenticated and delivered in accordance with such Indenture and issued and sold as contemplated in the Registration Statement, the Securities will constitute valid and binding obligations of Pfizer, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        I consent to the filing of this opinion as an exhibit to Registration Statement and to my name under the heading "Validity of Debt Securities" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.



                                                Very truly yours,

                                                /s/ Margaret M. Foran

                                                Margaret M. Foran